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                                Exhibit 23(b)
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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration
Statement (Form S - 8 No. 33-25735) pertaining to the 1987 Key Employee Stock Plan of Contel Cellular, Inc. of our report dated February 11, 1994, with respect to the financial statements of San Antonio SMSA Limited Partnership for the year ended December 31, 1993 and 1992, included in the Annual Report (Form 10-K), as amended by Form 10-K/A-1 of Contel Cellular, Inc. for the year ended December 31, 1993 (such financial statements are not included separately in this form 10-K/A-1).




/S/ ERNST AND YOUNG
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ERNST AND YOUNG


Dallas, Texas
January 23, 1995